Exhibit 2.3

Execution Version

FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

This First Amendment to Membership Interest Purchase Agreement (this “First Amendment”) is made effective July 31, 2023 (“Amendment Effective Date”) by and among Tap Rock Resources Legacy, LLC, a Delaware limited liability company (“Tap Rock I Legacy”), Tap Rock Resources Intermediate, LLC, a Delaware limited liability company (“Tap Rock I Intermediate” and together with Tap Rock I Legacy, each a “Tap Rock I Seller” and collectively the “Tap Rock I Sellers”), Tap Rock Resources II Legacy, LLC, a Delaware limited liability company (“Tap Rock II Legacy”), Tap Rock Resources II Intermediate, LLC, a Delaware limited liability company (“Tap Rock II Intermediate” and together with Tap Rock II Legacy, each a “Tap Rock II Seller” and collectively the “Tap Rock II Sellers”), Tap Rock NM10 Legacy Holdings, LLC, a Delaware limited liability company (“NM10 Legacy”), Tap Rock NM10 Holdings Intermediate, LLC, a Delaware limited liability company (“NM10 Intermediate” and together with NM10 Legacy, each a “NM10 Seller” and collectively the “NM10 Sellers”, and the NM10 Sellers, together with the Tap Rock I Sellers and Tap Rock II Sellers, each a “Seller” and collectively the “Sellers”); Civitas Resources, Inc., a Delaware corporation (“Purchaser”); Tap Rock Resources, LLC, a Delaware limited liability company (“Tap Rock I Subject Company”); and Tap Rock Resources Legacy, LLC, a Delaware limited liability company (solely in its capacity as Sellers’ Representative under the Agreement (defined below)) (“Sellers’ Representative”).
Each of the parties to this First Amendment is sometimes referred to individually in this First Amendment as a “Party” and all of the parties to this First Amendment are sometimes collectively referred to in this First Amendment as the “Parties.”
WHEREAS, the Parties have entered into that certain Membership Interest Purchase Agreement dated as of June 19, 2023 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”);
WHEREAS, the Parties now desire to amend the Agreement in accordance with the terms and conditions of this First Amendment; and
WHEREAS, pursuant to Section 14.8 of the Agreement, the Agreement may be amended only by written agreement of the Parties.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:
1.Section 2.4 of the Agreement is hereby amended by:
(a) deleting Subsections 2.4(a)(viii) and (ix) entirely and replacing them with the following:
“(viii)     decreased by the aggregate amount of (A) any Effective Time Indebtedness of such Company Group, plus (B) the aggregate amount of any Interim Existing Credit Agreement Paydown Amounts plus (C) the aggregate amount of any Seller Debt Service Amounts of such Company Group, to the extent such Seller Debt Service Amounts are paid or satisfied by a member of such Company Group on or after the Effective Time, but excluding, in all cases of subparts (A) through (C) any (1) Seller Debt Service Amounts that are paid off at the Closing from the proceeds of the Closing Payment or from the Existing Credit Agreements Payoff Amount) and (2), any Indebtedness of the Tap Rock I Subject Company Group;
(ix)     increased by the aggregate amount of (A) any Indebtedness of such Company Group for borrowed money (including any interest accruals thereon), to the extent incurred after the Effective Time and prior to Closing (the “Post-Effective Time Indebtedness”) plus (B) any interest accruals on any Indebtedness of such Company Group under the Existing Credit Agreements incurred after the Effective Time, and then only to the extent such amounts are paid or satisfied (1) after the Effective Time and prior to Closing or (2) from the Existing Credit Agreements Payoff Amount, but excluding, in all cases of (A) and (B), any (y) Seller Debt Service Amounts and (z) any Indebtedness of the Tap Rock I Subject Company Group;”; and
(b) Subsections 2.4(a)(xvi) and (xvii) entirely and replacing them with the following:
“(xvi) increased or decreased, as applicable, as provided in Section 6.27;
(xvii) increased by the amount of the Tap Rock I Interest Adjustment Amount; and
(xviii) increased or decreased by any other amount agreed upon in writing prior to Closing by Sellers and Purchaser.”
2.Appendix A of the Agreement is amended by:
(a)     deleting the definition of “Seller Debt Service Amounts” entirely and replacing it with the following:
““Seller Debt Service Amounts” means, collectively, (a) any interest accrued on Indebtedness under the Existing Credit Agreements of the Tap Rock II Subject Company Group and the NM10 Subject Company Group to the extent such interest exceeds the amount of the interest accrued between the Effective Time and the Closing Date, at the applicable interest rate prescribed in the applicable Existing Credit Agreement (as in effect on the Execution Date) on the sum of (i) the aggregate principal balance outstanding as of the close of business on June 30, 2023 under the Existing Credit Agreement of the Tap Rock II Subject Company Group plus the aggregate principal balance outstanding as of the close of business on June 30, 2023 under the Existing Credit Agreement of the NM10 Subject Company Group plus (ii) all Post-Effective Time Indebtedness and (b) any prepayment penalties, termination fees, consent or other fees, breakage costs or any other costs incurred in connection with the repayment, discharge, redemption or assumption of any Indebtedness for borrowed money incurred by or on behalf of the applicable Company Group prior to Closing or otherwise payable as a result of the consummation of the transactions contemplated hereby.”; and
(b) inserting the following as new definitions therein (in appropriate alphabetical order):
““Interim Existing Credit Agreement Paydown Amounts” means any payments of any Indebtedness of the Tap II Subject Company Group and the NM10 Subject Company Group under any Existing Credit Agreements occurring on or after the Effective Time but prior to the Closing Date, but in each case excluding any payments of any Indebtedness (a) under the Tap Rock I Facility or the Notes or

(b) at the Closing from the proceeds of the Closing Payment or from the Existing Credit Agreements Payoff Amount.”
““Tap Rock I Interest Adjustment Amount” means the aggregate amount of the interest accrued between the Effective Time and the Closing Date on a principal balance of $200,000,000 of Indebtedness under the Tap Rock I Facility plus a principal balance of $500,000,000 of Indebtedness under the Indenture and the Notes (which amounts represent the principal balance outstanding as of the close of business on May 31, 2023), in each case at the applicable interest rate(s) prescribed in the Existing Credit Agreements, the Indenture and the Notes (as in effect on the Execution Date), but excluding in each case and any prepayment penalties, termination fees, consent or other fees, breakage costs or any other costs incurred in connection with the repayment, discharge, redemption or assumption of any Indebtedness for borrowed money incurred by or on behalf of the applicable Company Group prior to Closing or otherwise payable as a result of the consummation of the transactions contemplated hereby.”
3.Section 8.1 of the Agreement is amended to insert in the first sentence the phrase “, if the HSR Clearance Date has not occurred by August 1, 2023,” immediately prior to the words “five (5)”.
4.The Agreement, as amended herein, is ratified and confirmed, and all other terms and conditions of the Agreement not modified by this First Amendment shall remain in full force and effect. All references to the Agreement shall be considered to be references to the Agreement, as modified by this First Amendment. The Parties acknowledge and agree that this First Amendment complies with the requirements to amend or modify the Agreement, as stated in Section 14.8 of the Agreement.
5.The terms and conditions of Sections 14.1 (Counterparts) and 14.4 (Governing Law; Waiver of Jury Trial) of the Agreement shall apply mutatis mutandis to this First Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, each Party has caused this First Amendment to be executed by its respective duly authorized officers as of the Amendment Effective Date.

Sellers

TAP ROCK RESOURCES LEGACY, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

TAP ROCK RESOURCES INTERMEDIATE, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

TAP ROCK RESOURCES II LEGACY, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

TAP ROCK RESOURCES II INTERMEDIATE, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

Signature Page to
First Amendment to Membership interest Purchase Agreement

TAP ROCK NM10 LEGACY HOLDINGS, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

TAP ROCK NM10 HOLDINGS INTERMEDIATE, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

Signature Page to
First Amendment to Membership interest Purchase Agreement

Sellers’ Representative (solely in its capacity as Sellers’ Representative for the limited purposes of Section 14.18(b) of the Agreement)

TAP ROCK RESOURCES LEGACY, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

Signature Page to
First Amendment to Membership interest Purchase Agreement

Tap Rock I Subject Company (solely for the limited purposes set forth in the Agreement)

TAP ROCK RESOURCES, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

Signature Page to
First Amendment to Membership interest Purchase Agreement

Purchaser

CIVITAS RESOURCES, INC.

By:	/s/ Marianella Foschi
Name:	Marianella Foschi
Title:	Chief Financial Officer

Signature Page to
First Amendment to Membership interest Purchase Agreement